Exhibit 32.2

              SECTION 906 CERTIFICATION OF CHIEF FINANCIAL OFFICER

      Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C.  1350),

the undersigned, Pauline Schneider, Chief Financial Officer of House of Taylor Jewelry, Inc.  (the "Company") has executed this certification in connection with the  filing  with  the  Securities  and  Exchange  Commission  of the  Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006 (the "Report").

      The undersigned certifies that:  (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has executed this certification as of the 22nd day of May 2006.

                                                  ONSTREAM MEDIA CORPORATION

                                                  /s/ Pauline Schneider

                                                  -----------------------

                                                  Name: Pauline Schneider

                                                  Title: Chief Financial Officer